UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/07/2007

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) The employment of C. Thomas Shurstad as President of Pacer International, Inc. has been terminated effective November 7, 2007. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1

Information about Mr. Shurstad's employment agreement is set forth in the Company's proxy statement for the 2007 annual meeting of shareholders filed with the Securities and Exchange Commission on March 9, 2007 under the headings "Potential Payments upon Termination or a Change in Control" and "Employment and Related Agreements," and such information regarding Mr. Shurstad is incorporated herein by reference. Mr. Shurstad's employment agreement is filed as Exhibit 10.35 to the Company's Annual Report on Form 10-K dated December 28, 2001, which is hereby incorporated by reference.

In connection with Mr. Shurstad's departure, Donald C. Orris, retired Chief Executive Officer and current director of the Company, has assumed, effective on November 7, 2007, a position as President of the Intermodal Segment reporting to the Company's Chairman and Chief Executive Officer, Michael E. Uremovich. Mr. Orris will be employed on a full-time, at-will basis and paid at the rate of $50,000 per month. Biographical information for Mr. Orris is set forth in the Company's 2007 proxy statement filed with the Securities and Exchange Commission on March 9, 2007 under the heading "Proposal 1: Election of Directors" and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: November 12, 2007	By:	/s/ Lawrence C. Yarberry
Lawrence C. Yarberry
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	99.1 Press Release of Pacer International, Inc. dated November 7, 2007.